Exhibit 99.1

WageWorks Reports Third Quarter 2013 Financial Results

  Total revenue of $53.6 million, a 26 percent increase year-over-year
  Third quarter 2013 GAAP net income of $7.8 million or $0.22 per diluted share. Non-GAAP net income per diluted share of $0.18
  Third quarter 2013 non-GAAP adjusted EBITDA of $14.2 million, a 33 percent increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--November 5, 2013--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leading provider of Consumer-Directed Benefits (CDBs), such as pre-tax accounts for health, commuter and other employee benefits, today announced the Company's financial results for its third quarter ended September 30, 2013.

“This was another strong quarter for WageWorks. We just completed a successful enterprise selling season and are pleased with the record number of quality companies, including Tiffany & Co., American Airlines and NextEra Energy (Florida Power & Light), that selected WageWorks to administer their Consumer-Directed Benefit plans in 2014. In addition, we have made significant progress with our recently announced channel partnership with Ceridian, and are preparing for the kick-off of Towers Watson’s OneExchange Active private healthcare exchange. Finally, we are thrilled with the modification the U.S. Department of the Treasury has made to the “Use It or Lose It” rule that relates to healthcare flexible spending accounts. Now, if adopted, working Americans will be able to carryover up to $500 of unused funds into the next plan year. All of these are exciting developments that are furthering our momentum in the marketplace,” said Joe Jackson, Chief Executive Officer of WageWorks.

For the third quarter, WageWorks reported total revenue of $53.6 million, compared to $42.5 million for the third quarter of 2012, an increase of 26 percent. Healthcare revenue was $32.6 million, compared to $26.5 million for the third quarter of 2012, an increase of 23 percent. Commuter revenue was $14.9 million, compared to $13.1 million for the third quarter of 2012, an increase of 14 percent. Other revenue was $6.0 million, compared to $2.9 million for the third quarter of 2012, an increase of 103 percent.

GAAP operating income was $9.9 million for the third quarter of 2013, compared to GAAP operating income of $5.0 million for the third quarter of 2012. On a non-GAAP basis, third quarter of 2013 operating income was $11.3 million, compared to non-GAAP operating income of $8.1 million for the third quarter of 2012.

GAAP net income was $7.8 million, or $0.22 per diluted share, for the third quarter of 2013, compared to GAAP net income of $2.5 million, or $0.08 per diluted share, for the third quarter of 2012.

On a non-GAAP net income basis, third quarter of 2013 net income was $6.6 million, or $0.18 per diluted share, compared to non-GAAP net income of $4.5 million, or $0.14 per diluted share, for the third quarter of 2012. Non-GAAP net income for the third quarter of 2012 and 2013 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration gain and expense and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $14.2 million for the third quarter of 2013, a 33 percent increase compared to non-GAAP adjusted EBITDA of $10.6 million for the third quarter of 2012.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter 2013 and 2012 is detailed in the tables provided in this press release.

As of September 30, 2013, WageWorks had cash and cash equivalents totaling $309.1 million. This compares to cash and cash equivalents totaling $305.1 million as of December 31, 2012.

The Company's Conference Call Information

WageWorks will host a conference call today, November 5, 2013, at 5:00 p.m. ET to discuss the Company’s third quarter ended September 30, 2013 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 877-415-3184 (toll-free) or 857-244-7327, and enter pass code 59172016. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 71046092.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains from revaluation of warrants, contingent consideration gain and expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of exiting employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the expected benefits of the change in the use it or lose it rule regarding healthcare flexible spending accounts, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q for the fiscal period ended September 30, 2013 which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leading provider of Consumer-Directed Benefits (CDBs) in the United States. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$26,508	$32,646	$83,353	$102,244
Commuter	13,090	14,949	38,302	44,378
Other	2,940	5,976	8,970	17,625
Total revenues	42,538	53,571	130,625	164,247

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	15,210	19,300	47,887	59,845
Technology and development	4,784	4,934	13,746	16,501
Sales and marketing	6,901	8,713	21,377	25,637
General and administrative	6,950	10,185	21,753	28,402
Amortization and change in contingent consideration	3,713	554	12,245	9,741
Total operating expenses	37,558	43,686	117,008	140,126
Income from operations	4,980	9,885	13,617	24,121
Other income (expenses):
Interest income	14	3	33	16
Interest expense	(456)	(326)	(1,313)	(1,073)
Gain on revaluation of warrants	-	-	381	-
Other income	19	7	46	40
Income before income taxes	4,557	9,569	12,764	23,104
Income tax provision	(2,034)	(1,818)	(5,007)	(6,725)
Net income	2,523	7,751	7,757	16,379
Accretion of redemption premium expense	-	-	(2,301)	-
Net income attributable to common stockholders	$2,523	$7,751	$5,456	$16,379
Add back: accretion of redemption premium related to dilutive redeemable preferred stock	-	-	(260)	-
Net income attributable to common stockholders for diluted EPS	$2,523	$7,751	$5,196	$16,379

Basic net income per share attributable to common stockholders	$0.09	$0.23	$0.38	$0.49
Diluted net income per share attributable to common stockholders	$0.08	$0.22	$0.21	$0.47

Shares used in basic net income per share calculations	26,755	34,134	14,235	33,285
Shares used in diluted net income per share calculations	31,632	35,875	24,411	34,929

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
	(unaudited)
Cost of revenues	$68	$316	219	$713
Technology and development	84	224	221	566
Sales and marketing	75	303	298	790
General and administrative	954	2,075	2,117	4,407
	$1,181	$2,918	$2,855	$6,476

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	September 30, 2013
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$305,052	$309,094
Restricted cash, current portion	1,147	331
Accounts receivable, less allowance for doubtful accounts of $403 and $730 at December 31, 2012 and September 30, 2013, respectively	22,924	30,711
Deferred tax assets - current	11,855	1,985
Prepaid expenses and other current assets	6,309	7,642
Total current assets	347,287	349,763
Restricted cash, net of current portion	2,432	-
Property and equipment, net	24,777	26,545
Goodwill	94,827	98,089
Acquired intangible assets, net	47,506	44,609
Deferred tax assets	-	9,870
Other assets	1,938	16,630
Total assets	$518,767	$545,506

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$42,034	$46,005
Customer obligations	249,801	242,567
Short-term contingent payment	6,818	4,790
Other current liabilities	2,726	727
Total current liabilities	301,379	294,089
Long-term debt	44,371	29,428
Long-term contingent payment, net of current portion	11,772	5,695
Deferred tax liability	2,450	1,485
Other non-current liabilities	2,384	1,824
Total liabilities	362,356	332,521
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 31,771 shares at December 31, 2012 and 34,758 shares at September 30, 2013	32	35
Treasury stock at cost 200 shares at December 31, 2012 and September 30, 2013	(546)	(546)
Additional paid-in capital	221,046	261,238
Accumulated deficit	(64,121)	(47,742)
Total stockholders' equity	156,411	212,985
Total liabilities stockholders’ equity	$518,767	$545,506

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2012	2013
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$7,757	$16,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,190	2,627
Amortization and change in contingent consideration	12,245	9,741
Stock-based compensation	2,855	6,476
Revaluation of warrants	(381)	-
Loss on disposal of fixed assets	25	91
Payment of contingent consideration in excess of initial measurement	(3,361)	(643)
Provision for doubtful accounts	(412)	115
Deferred taxes	4,879	6,118
Excess tax benefit from the exercise of stock options	-	(7,084)
Changes in operating assets and liabilities:
Accounts receivable	(3,313)	(7,156)
Prepaid expenses and other current assets	(2,381)	(2,084)
Other assets	(15)	308
Accounts payable and accrued expenses	4,050	4,310
Customer obligations	(18,891)	(11,044)
Other liabilities	317	(2,517)
Net cash provided by operating activities	5,564	15,637
Cash flows from investing activities:
Purchases of property and equipment	(9,634)	(10,791)
Cash consideration for business acquisitions, net of cash acquired	8,551	(751)
Cash paid for acquisition of client contracts	(711)	(1,219)
Advance payment for acquisition of client contracts	-	(15,000)
Change in restricted cash	1,957	3,248
Net cash (used in) provided by investing activities	163	(24,513)
Cash flows from financing activities:
Proceeds from debt	29,564	-
Repayment of debt	-	(15,000)
Proceeds from initial public offering net of underwriters commissions and discounts	62,566	-
Proceeds from follow-on offering net of underwriters commissions and discounts	-	11,550
Proceeds from exercise of common stock	154	14,446
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	451	1,467
Payment of contingent consideration	(14,110)	(6,629)
Purchase of treasury stock	(112)	-
Excess tax benefit from the exercise of stock options	-	7,084
Net cash provided by financing activities	78,513	12,918
Net increase in cash and cash equivalents	84,240	4,042
Cash and cash equivalents at beginning of period	154,621	305,052
Cash and cash equivalents at end of period	$238,861	$309,094

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

GAAP income from operations	$5.0	$9.9	$13.6	$24.1
Stock-based compensation	1.2	2.9	2.9	6.5
Amortization of acquired intangibles	1.7	2.3	4.7	6.9
Expense (Gain) on contingent consideration	0.2	(3.8)	2.7	(3.0)
Non-GAAP income from operations	$8.1	$11.3	$23.9	$34.5
Non-GAAP income from operations as a percentage of total revenue	19.0%	21.1%	18.3%	21.0%

Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

GAAP net income attributable to common stockholders for diluted EPS	$2.5	$7.8	$5.2	$16.4
Accretion of redemption premium expense	-	-	2.3	-
Stock-based compensation	1.2	2.9	2.9	6.5
Amortization of acquired intangibles	1.7	2.3	4.7	6.9
Gains from revaluation of warrants	-	-	(0.4)	-
Expense (Gain) on contingent consideration	0.2	(3.8)	2.7	(3.0)
Tax effect of above adjustments *	(1.1)	(2.6)	(4.3)	(6.7)
Non-GAAP net income	$4.5	$6.6	$13.1	$20.1

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	31.6	35.9	24.4	34.9
Add:
Additional weighted average shares giving effect to initial public offering	-	-	3.7	-
Additional weighted average shares giving effect to anti-dilutive preferred shares	-	-	2.8	-
Weighted average shares used in computing Non-GAAP per share amounts **	31.6	35.9	30.9	34.9

Non-GAAP diluted net income per share	$0.14	$0.18	$0.42	$0.58

* Tax effect adjustment assumes a 40% tax rate
** Reflects the issuance of shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
GAAP net income attributable to common stockholders	$2.5	$7.8	$5.5	$16.4
Accretion of redemption premium expense	-	-	2.3	-
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.5	0.3	1.3	1.1
Income tax provision	2.0	1.8	5.0	6.7
Depreciation	0.7	0.8	2.2	2.6
Amortization and change in contingent consideration	3.7	0.6	12.2	9.7
Stock-based compensation expense	1.2	2.9	2.9	6.5
Gains from revaluation of warrants	-	-	(0.4)	-
Adjusted EBITDA	$10.6	$14.2	$31.0	$43.0

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com